UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2016

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 23, 2016, General Cable Corporation (the “Company”), through certain subsidiaries, entered into an asset and stock purchase agreement (the “Purchase Agreement”) with Standard Motor Products, Inc. (“SMP”) pursuant to which SMP would acquire the Company’s North American automotive ignition wire business for approximately $70.68 million in cash, subject to certain adjustments.  The transaction closed on May 27, 2016.
The Purchase Agreement contains customary representations, warranties and covenants, including certain limited covenants of the Company not to compete following the closing of the transaction.
The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement itself, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

May 27, 2016	By:	/s/ Emerson C. Moser
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary

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